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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 16, 2009
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On September 16, 2009, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Utility) elected Lewis Chew and Rosendo G. Parra to serve as directors of PG&E Corporation and the Utility, effective immediately.   Mr. Chew has been appointed to serve as a member of the Audit Committee of each Board and as a member of the Public Policy Committee of the PG&E Corporation Board of Directors.  Mr. Parra has been appointed to serve as a member of the Finance Committee and the Nominating and Governance Committee of the PG&E Corporation Board of Directors.

Non-employee directors are entitled to receive the following compensation: (1) an annual retainer of $55,000, (2) equity awards valued at $90,000, consisting of $45,000 in restricted stock and $45,000 in either stock options or restricted stock units to be awarded under the formula award provisions of the PG&E Corporation 2006 Long-Term Incentive Plan in March of each year, (3) a per-meeting fee of $1,750 for each Board or Committee meeting attended, except that members of the Audit Committees receive a per-meeting fee of $2,750, and (4) a per-meeting fee of $1,750 for each shareholder meeting attended that is not held on the same day as a Board meeting.

PG&E Corporation’s and the Utility’s Corporate Governance Guidelines require that at least 75% of each Board be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of, nor consultants to, PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in the applicable stock exchange rules.  PG&E Corporation and the Utility continue to satisfy this requirement because all the members of the  respective Board, including Messrs Chew and Parra, are considered to be independent directors except for Peter A. Darbee who serves as Chairman, Chief Executive Officer and President of PG&E Corporation.

There are no arrangements or understandings pursuant to which Mr. Chew or Mr. Parra was selected as a director of PG&E Corporation or of the Utility.  Neither Mr. Chew nor Mr. Parra has any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 16, 2009, the Boards of Directors of PG&E Corporation and the Utility adopted resolutions to amend each company’s respective Bylaws to increase the number of directors on each Board to 11.  PG&E Corporation’s Bylaws state that the authorized number of directors may not be less than 7 nor more than 13 and the Utility’s Bylaws state that the authorized number of directors may not be less than 9 nor more than 17.  Each company’s Bylaws permit the Board of Directors to amend the respective company’s Bylaws to set the exact number of directors within the stated range.  The amendments to the Bylaws are effective September 16, 2009.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.1, and the text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure

On September 22, 2009, Peter A. Darbee, the Chairman, Chief Executive Officer, and President of PG&E Corporation will make a webcast presentation at the Bank of America - Merrill Lynch 2009 Power & Gas Leaders Conference in New York City using the materials attached as Exhibit 99.3.  These materials will be posted on the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.  The information included in Exhibit 99.3 is incorporated by reference in response to this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 8.01.  Other Events

2011 Gas Transmission and Storage Rate Case

On September 18, 2009, the Utility filed an application with the California Public Utilities Commission (CPUC) to initiate the Utility’s 2011 Gas Transmission and Storage Rate Case so that the CPUC can determine the rates, terms and conditions of the Utility’s gas transmission and storage services beginning January 1, 2011.  The rates, terms and conditions of the Utility’s gas transmission and storage services for 2008 through 2010 were set by the terms of a CPUC-approved all-party settlement agreement known as the Gas Accord IV that was approved by the CPUC in September 2007.  The Utility proposes to continue a majority of the Gas Accord IV’s terms and conditions.

The Utility has requested that the CPUC approve a 2011 natural gas transmission and storage revenue requirement of $529.1 million, an increase of $67.3 million over the 2010 adopted revenue requirement.  The Utility also seeks attrition increases for 2012, 2013 and 2014 of $32.4 million, $30.7 million, and $22.6 million, respectively.

Under the Utility’s proposal, a substantial portion of the authorized revenue requirements, primarily those costs allocated to residential and small commercial customers (called “core” customers), would continue to be assured of recovery through balancing account mechanisms and fixed reservation charges.  The Utility has proposed to simplify the current rate structure by, among other changes, setting rates for core and “non-core” customers based on forecast demand.  The Utility’s ability to recover its remaining revenue requirements would continue to depend on throughput volumes, gas prices, and the extent to which non-core customers and other shippers contract for firm transmission services.  To reduce the Utility’s financial risk associated with these factors, the Utility has proposed to share equally with customers any under-collection or over-collection of natural gas transmission and storage revenue requirements.  The Utility has proposed additional cost recovery mechanisms for costs that are difficult to forecast, such as the cost of electricity used to operate natural gas compressor stations and costs to comply with greenhouse gas regulations.

The Utility has requested that the CPUC issue a final decision by the end of 2010.  If the CPUC does not issue a final decision by the end of 2010 to approve new rates effective January 1, 2011, the September 2007 CPUC decision approving the Gas Accord IV provides that the rates and terms and conditions of service in effect as of December 31, 2010 will remain in effect, with an automatic 2% escalation in the rates, for local transmission only, as of January 1, 2011.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1	Text of the amendment to the Bylaws of PG&E Corporation effective September 16, 2009

Exhibit 99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective September 16, 2009

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99.3	PG&E Corporation materials to be used during the Bank of America - Merrill Lynch 2009 Power & Gas Leaders Conference in New York City

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 21, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 21, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Text of the amendment to the Bylaws of PG&E Corporation effective September 16, 2009

Exhibit 99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective September 16, 2009

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99.3	PG&E Corporation materials to be used during the Bank of America - Merrill Lynch 2009 Power & Gas Leaders Conference in New York City